UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2009

EPOLIN, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-17741

New Jersey	22-2547226
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

358-364 Adams Street
Newark, New Jersey	07105
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (973) 465-9495

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

          On May 18, 2009, Epolin, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal year ended February 28, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

          The information, including the exhibit attached hereto, in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

          The press release referenced in Item 2.02 also announced that the Company has entered into a non-binding letter of intent whereby all of the outstanding capital stock of the Company will be acquired by a strategic purchaser. There can be no assurance that any definitive agreement will be entered into, that any proposed transaction will be approved by the shareholders of the Company or that a transaction will be completed as a result of the execution of the letter of intent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 18, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOLIN, INC.
(Registrant)

Dated: May 18, 2009	By:	/s/ Murray S. Cohen

	Name:	Murray S. Cohen
	Title:	Chairman of the Board